Exhibit 99.1

FOR IMMEDIATE RELEASE

IHEARTMEDIA, INC. ANNOUNCES PRICING OF OFFERING OF 4.75% SENIOR SECURED NOTES DUE 2028

San Antonio, TX, November 18, 2019 — iHeartMedia, Inc. (NASDAQ: IHRT) (the “Company”) announced today that its indirect, wholly-owned subsidiary, iHeartCommunications, Inc. (“iHeartCommunications”), priced an offering of $500,000,000 aggregate principal amount of 4.75% Senior Secured Notes due January 2028 (the “Notes”). The issuance and sale of the Notes is expected to be completed on November 22, 2019, subject to customary closing conditions.

The Notes will be guaranteed on a senior secured basis by iHeartCommunications’ direct parent, iHeartMedia Capital I, LLC, and the subsidiaries of iHeartCommunications that guarantee iHeartCommunications’ term loan facility. The Notes and the related guarantees will be secured, subject to permitted liens and certain other exceptions, by a first priority lien on substantially all of the assets of iHeartCommunications and the guarantors (other than accounts receivable and related assets), and by a second priority lien on accounts receivable and related assets.

iHeartCommunications intends to use the proceeds from the Notes, together with cash on hand, to prepay at par a portion of the outstanding borrowings under its term loan facility, to pay accrued and unpaid interest thereon to, but excluding, the date of prepayment, and to pay fees and expenses related to the offering of the Notes and the use of proceeds therefrom.

The Notes and related guarantees are being offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

About iHeartMedia, Inc.

iHeartMedia, Inc. (NASDAQ: IHRT) is the number one audio company in the United States based on consumer reach. The company’s leadership position in audio extends across multiple platforms, including more than 850 live broadcast stations; its iHeartRadio service available across more than 250 platforms and 2,000 devices including smart speakers, digital auto dashes, tablets, wearables, smartphones, virtual assistants, TVs and gaming consoles; through its influencers; social; branded iconic live music events; and podcasts.  iHeartMedia also leads the audio industry in analytics and attribution technology for its marketing partners, using data from its massive consumer base.

Forward-Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,”

“intend,” “expect,” “believe,” “would,” “estimate,” “continue,” or “future,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.

Contact

Wendy Goldberg

Executive Vice President and Chief Communications Officer

(212) 377-1105

WendyGoldberg@iheartmedia.com

Kareem Chin

Senior Vice President and Head of Investor Relations

(212) 377-1336

KareemChin@iheartmedia.com